UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2021

AMPLIFY ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35512	82-1326219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMPY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chairman of the Board

On January 19, 2021, Mr. David H. Proman announced his intent to resign from his position as Chairman of the board of directors (the “Board”) of Amplify Energy Corp. (the “Company”) effective January 19, 2021. Although Mr. Proman resigned his position as Chairman of the Board, he will retain his seat on the Board. Mr. Proman’s decision to resign from his position as Chairman of the Board did not result from any disagreement with the Company, the Company’s management or the Board.

Appointment of Chairman of the Board

Following Mr. Proman’s resignation, the Board unanimously approved and appointed Mr. Christopher W. Hamm as the Company’s new Chairman of the Board.

Appointment of Chief Executive Officer and Director

On January 19, 2021, the Company appointed Mr. Martyn Willsher as the Company’s President and Chief Executive Officer and member of the Board, effective immediately.

Mr. Willsher, age 42, had served as the Company’s Interim Chief Executive Officer from April 3, 2020 through his appointment as Chief Executive Officer. Mr. Willsher also previously served as Senior Vice President and Chief Financial Officer of Amplify Energy Corp. from April 27, 2018 to January 19, 2021. From May 2017 to April 2018, Mr. Willsher served as Amplify Energy Corp.’s Vice President and Treasurer. He also served as Treasurer of Memorial Production Partners GP, LLC, Amplify Energy Corp.’s predecessor, from July 2014 to May 2017, and as Director of Strategic Planning for Memorial Resource Development LLC, an affiliate of the predecessor of Amplify Energy Corp., from March 2012 to June 2014. Prior to that, he served as Manager, Financial Analysis of AGL Resources from September 2009 to March 2012, and as Director – Upstream Oil & Gas A&D of Constellation Energy from August 2006 to March 2009. Prior to that, he served in various business development and financial analysis roles at JM Huber Corp., FTI Consulting and PricewaterhouseCoopers LLP. Mr. Willsher received his Master of Business Administration from The University of Texas at Austin and his Bachelor of Business Administration in Finance from Texas A&M University.

In connection with Mr. Willsher’s appointment as President and Chief Executive Officer and member of the Board, Mr. Willsher’s annual base salary will remain at $350,000. He will continue to participate in employee benefits on terms similar to other executive officers, including eligibility for annual bonuses and equity incentives.

Mr. Willsher was not elected to his position as President and Chief Executive Officer or member of the Board under any arrangement or understanding between him and any other person. There are no transactions with Mr. Willsher that would be reportable under Item 404(a) of Regulation S-K and no family relationships exist between Mr. Willsher and any of the directors or officers of the Company.

Appointment of Senior Vice President and Chief Financial Officer

On January 19, 2021, the Company appointed Mr. Jason McGlynn as the Company’s Senior Vice President and Chief Financial Officer, effective immediately.

Mr. McGlynn, age 34, had served as the Company’s Vice President of Business Development from February 3, 2020 through his appointment as Senior Vice President and Chief Financial Officer. Prior to joining Amplify Energy Corp., Mr. McGlynn served as Vice President – Strategic Planning, Investor Relations & Treasury at Midstates Petroleum Company, Inc, until its merger with Amplify Energy Corp. on August 6, 2019. Mr. McGlynn’s prior experiences include corporate finance, investor relations, business development, and financial analyst roles at Midstates Petroleum, Newfield Exploration and ONEOK, Inc. Mr. McGlynn holds a B.S. in Accounting from the University of Kansas and an M.B.A. from the Collins College of Business at the University of Tulsa.

In connection with Mr. McGlynn’s appointment as Senior Vice President and Chief Financial Officer, Mr. McGlynn’s base salary will be increased to $290,000 per year. He will continue to participate in employee benefits on terms similar to other executive officers, including eligibility for annual bonuses and equity incentives.

Mr. McGlynn was not elected to his position as Senior Vice President and Chief Financial Officer under any arrangement or understanding between him and any other person. There are no transactions with Mr. McGlynn that would be reportable under Item 404(a) of Regulation S-K and no family relationships exist between Mr. McGlynn and any of the directors or officers of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release Issued by Amplify Energy Corp. on January 21, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2021	AMPLIFY ENERGY CORP.

	By:	/s/ Martyn Willsher
	Name:	Martyn Willsher
	Title:	Chief Executive Officer